Exhibit 23.4

Consent of Independent Accountants

NorthStar Realty Europe Corp.
We hereby consent to the use in this Registration Statement on Form S-11 of NorthStar Realty Europe Corp. of our report dated 30 June 2015 relating to the financial statements of SEB Portfolio, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers, Société cooperative

PricewaterhouseCoopers, Société cooperative
Luxembourg
30 June 2015